SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

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Preliminary Proxy Statement

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

AMERICAN VANTAGE COMPANIES

(Name of Registrant as Specified In Its Charter)

Same

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AMERICAN VANTAGE COMPANIES
7674 West Lake Mead Blvd.
Las Vegas, Nevada 89128

SUPPLEMENT TO PROXY STATEMENT
DATED JUNE 10, 2002

OF THE

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 24, 2002

         The information provided herein supplements the Proxy Statement, dated June 10, 2002, of American Vantage Companies (the “Company”) with respect to the Company’s Annual Meeting of Stockholders, to be held on July 24, 2002.

         On May 23, 2002, the Company, by Unanimous Written Consent of the Board of Directors of the Company, appointed Stephen K. Bannon as a Class B Director to fill a vacancy on the Company’s Board of Directors, to serve until his successor is duly elected and qualified.

         Set forth below is certain information of Stephen K. Bannon, including information regarding his business experience.

         Stephen K. Bannon, age 48, was appointed as a Class B director of the Company on May 23, 2002 to fill a vacancy on the Company’s Board of Directors. Since early 2002, Mr. Bannon has been Head, Strategic Advisory Services, for The Firm, a leading talent management company in the entertainment and media industries. From July 2000 to early 2002, Mr. Bannon was a Managing Director and head of media and entertainment investment banking at Jefferies & Company, Inc., an institutional brokerage and investment bank for middle market growth companies. From April 1990 through July 1998, Mr. Bannon served as the Chief Executive Officer of Bannon & Co., Inc., an investment banking firm specializing in the entertainment, media and communications industries. In 1996, Bannon & Co., Inc. formed a joint venture with Societe Generale creating Societe Generale Bannon to undertake media and entertainment investment banking. This joint venture was purchased in July 1998 by Societe Generale. Prior to forming Bannon & Co., Inc., Mr. Bannon was a Vice-President in the Mergers and Acquisitions department at Goldman & Sachs Co. Mr. Bannon has been a director and a member of the Executive Committee of First Look Media, Inc. since its inception in December 1993. First Look Media, Inc. specializes in the acquisition and direct distribution of, and worldwide license and sale of distribution rights to, independently produced feature films in a wide variety of genres. From October 1996 to June 2000, Mr. Bannon served as Vice-Chairman of the Board of Directors and Chairman of the Executive Committee of First Look Media, Inc. From December 1993 to October 1996, Mr. Bannon served as Chairman of the Board of First Look Media, Inc. In addition, Mr. Bannon serves on the Board of Axiom Navigation Inc., a privately held company in the global positioning satellite communications industry. Mr. Bannon is a former United States Navy Officer and holds a graduate degree from Georgetown University. Mr. Bannon is a graduate of the Harvard Business School.